EXHIBIT 10.7.2

TRINITY INDUSTRIES, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT
THIS AGREEMENT, dated as of    ,    (“Grant Date”) by and between Trinity Industries, Inc., a Delaware Corporation (“Company”),
and    name    (“Director”), is entered into as follows:
WHEREAS, the Company has established the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (“Plan”), and which Plan is made a part hereof;
WHEREAS, terms defined in the Plan shall have the same meaning in this Agreement unless otherwise specifically stated; and
WHEREAS, the Board of Directors of the Company has determined that the Director be granted Restricted Stock Units subject to the terms of the Plan and the terms stated below, as hereinafter set forth;
NOW, THEREFORE, the parties hereby agree as follows:

1.	Grant of Units
Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby credits to a separate account maintained on the books of the Company (“Account”)    Restricted Stock Units (“Units”). Each Unit shall be subject to conversion into a share of the Company’s $1.00 par value Common Stock (“Stock”) as herein provided.

2.	Vesting Schedule
The interest of the Director in the Units shall vest as to 100% of such Units on the first business day immediately preceding the next Annual Meeting of Stockholders of the Company, or earlier upon death, a “Change of Control” as defined by Section 409A of the Internal Revenue Code, or with the consent of the Board of Directors of the Company.

3.	Restrictions
The Units granted hereunder may not be sold, pledged or otherwise transferred and may not be subject to lien, garnishment, attachment or other legal process.

4.	Dividend Equivalents

If on any date the Company shall pay any dividend or other distribution on the Stock (other than a dividend in Stock), the Director shall be paid an amount in cash for each

Unit equal to the amount of dividend or distribution paid on the Stock, less any amounts required to be held for federal, state or local withholding taxes.

5.	Changes in Stock
In the event of any change in the number and kind of outstanding shares of Stock by reason of a subdivision or consolidation of the Stock or the payment of a stock dividend (but only in Stock) or any other increase or decrease in the number of shares of Stock effected without receipt of consideration, the Company shall make an appropriate adjustment in the number and terms of the Units credited to the Director’s Account so that, after such adjustment, the Units shall represent a right to receive the same number of shares of Stock that the Director would have received in connection with such increase or decrease in shares of Stock as if Director had owned on the applicable record date a number of shares of Stock equal to the number of Units credited to the Director’s Account prior to such adjustment.

6.	Form and Timing of Payment
The Company shall distribute to the Director a number of shares of Stock equal to the aggregate number of vested Units credited to the Director within
60 days from the date the Director’s service as a member of the Board of Directors of the Company terminates for any reason or earlier upon a “Change of
Control” as defined by Section 409A of the Internal Revenue Code.

7.	Taxes
The Director shall be liable for any and all taxes, including required withholding taxes, arising out of this grant or the vesting of Units hereunder. The Director may elect to satisfy any minimum withholding tax obligation that the Company is required to make by making an election for the Company to retain Stock having a Fair Market Value equal to the Company’s withholding obligation.

8.	Miscellaneous

•	All amounts credited to the Director’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company.
The Director’s interest in the Account shall make Director only a general, unsecured creditor of the Company.

•	The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this
Agreement.

•	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Director at Director’s address then on file with the Company.

•	Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Director any right to remain as a Director of the Company.
(e)    Except as provided in paragraph 4 hereof, nothing herein shall be construed as to grant Director any stock ownership rights commonly associated with stock

ownership including voting rights until such time as shares of Stock are issued to the Director in accordance with paragraph 6 hereof.

(f)    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

(g)
This Agreement may be changed or modified by written amendment, without Director’s consent or signature, if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Internal Revenue Code and any regulations or other guidance issued thereunder.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the day and year first hereinabove written.

TRINITY INDUSTRIES, INC.

By
Name: William A. McWhirter
Title: Senior Vice President and Chief Financial Officer

Director